UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 21, 2008

SYNTHENOL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-29219	98-0199508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

65 Broadway, Suite 501 New York, NY	10006
(Address of principal executive offices)	(Zip Code)

(212) 359 4300
Registrant’s telephone number (including area code)

388 Drake, Suite 206 Vancouver, British Columbia, Canada	V6B 6A8
(Former name or former address if changed since last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

Synthenol, Inc., a Florida corporation (the “Company”), entered into a  stock purchase agreement, dated as of August 15, 2008 (“Stock Purchase Agreement”), with certain stockholders of the Company listed on Exhibit A thereto (the “Sellers”), Michael Jackson, in his capacity as the Sellers’ Representative and Viking Investments Group LLC (the “Purchaser”), pursuant to which the Sellers agreed to sell to the Purchaser 366,520 shares of the Company’s common stock (the “Shares”) for a purchase price in the aggregate amount of $350,000.  In connection with the sale of the Shares, certain of the Company’s debt obligations in the aggregate principal amount of $243,500 were assigned to the Purchaser by the holders of such debts.  The sale represents a change of control of the Company and the Shares acquired by the Purchaser represents approximately 50.1% of the Company’s issued and outstanding capital stock calculated on a fully-diluted basis.

The Purchaser used its working capital to acquire the Shares.  The Purchaser did not borrow any funds to acquire the Shares.

Prior to the closing of the transactions under the Stock Purchase Agreement (the “Closing Date”), the Purchaser was not affiliated with the Company.  However, the Purchasers will be deemed to be affiliates of the Company after the closing as a result of their stock ownership interest in the Company.

This brief description of the terms of the Stock Purchase Agreement is qualified by reference to the provision of the agreement, attached to this report as Exhibit 10.1.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

See response to Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Directors and Officers.

Prior to the consummation of the Stock Purchase Agreement, the Board of Directors of the Company consisted of two directors, Cecil Morris and John Page, each of whom submitted a letter of resignation and appointed Tom Simeo and Richard Xu to the Board of Directors of the Company. The appointment of Mr. Simeo and Mr. Xu and the resignations of Mr. Morris and Mr. Page as directors will become effective on the 10th day following the mailing to the stockholders of the Company of an information statement that complies with Rule 14f-1 of the Exchange Act and filing of the same with the Securities and Exchange Commission (the “Effective Date”).  On the Closing Date, the Board of Directors also appointed the new executive officers as listed below.

The name of the current officers and directors of the Company and the incoming directors and officers, as well as certain information about them are set forth below:

Name	Age	Position

Cecil Morris (1)	75	President/Director
John Page (2)	77	Director/Treasurer/Secretary
Tom Simeo (3)	57	Director/Chief Executive Officer
Richard Xu (4)	31	Director/President/Treasurer/Secretary
__________________

(1)	Mr. Morris’ resignation as a director becomes effective on the Effective Date and his resignation from all offices of the Company held by him is effective on the Closing Date.

(2)	Mr. Page’s resignation as a director becomes effective on the Effective Date and his resignation from all offices of the Company held by him is effective on the Closing Date.

(3)	Mr. Simeo’s appointment as Chief Executive Officer is effective as of the Closing Date and his appointment as director becomes effective on the Effective Date.

(4)	Mr. Xu’s appointment as President, Secretary and Treasurer is effective as of the Closing Date and his appointment as director becomes effective on the Effective Date.

Cecil Morris.  Mr. Morris has been our President and a director since March, 2005.  On August 15, 2008, Mr. Morris resigned from all offices he held with us.  On the same date, Mr. Morris submitted his resignation as a member of our Board of Directors, which resignation will become effective on the Effective Date.  Mr. Morris is a retired, freelance business consultant based in Cape Town, South Africa with expertise in software programming and electronics development.  Mr. Morris has assisted a number of technology companies based in South Africa and internationally during his career and has served as a member of the Company's Board of Directors since September 10, 2000.

John Page.  Mr. Page has been our treasurer, secretary and a director of our Board of Directors since October 2006.  On August 15, 2008, Mr. Page resigned from all offices he held with us.  On the same date, Mr. Page submitted his resignation as a member of our Board of Directors, which resignation will become effective on the Effective Date.  Mr. Page has extensive business experience in South Africa for the past 45 years.  Before retiring in 2002, he operated his own business enterprises.

Tom Simeo.  Mr. Simeo, has been the Company’s Chief Executive Officer since August 15, 2008, when Viking Investments Group LLC acquired control of the Company.  Mr. Simeo will become a director and chairman of the Company on the Effective Date.  Mr. Simeo, a corporate lawyer and investment banker, is the founder and managing partner of Viking Investments Group LLC. a Delaware limited liability company established in 1993.

Between 1990 and 1993, Mr. Simeo advised on the financing and private acquisition of state owned companies in former Soviet Bloc countries.  During the years of 1993 through 2004, Mr. Simeo initiated, advised and helped structure investments in United States to foreign private and publicly listed companies.  From early 1980's through 1990, Mr. Simeo was a practicing lawyer in Sweden.  Mr. Simeo is a graduate Jur. kand. (Am. LL.M equivalent) from the University of Lund, Sweden.  Mr. Simeo also studied law at Stockholm University and International Economy at Uppsala University in Sweden.

Richard Xu. Mr. Xu, has been the Company’s President, Secretary and Treasurer since August 15, 2008, when Viking Investments Group LLC acquired control of the Company.  Mr. Xu will become a director of the Company on the Effective Date.  Mr. Xu is a Partner of Viking Investments Group LLC and has been with Viking since 2005.  Between 1998 and 1999, Mr. Xu was vice president of the investment banking division of Asiapower Investment PTE Ltd, a Singapore publicly listed firm specializing in power plant investing in mainland China and helped Asipower with its initial public offering in Singapore in 1999.  Prior to his position with Viking, Mr. Xu was with Credit Suisse Group, where he was a market maker for a number of United States publicly listed securities.  Prior to joining Credit Suisse, Mr. Xu was a strategic proprietary trader with Schonfeld Securities between 2002 and 2004.  In 1998, Mr. Xu received his bachelor degree from the School of Economics and Management in Tsinghua University.  Mr. Xu also received his Master degree of Math and Computer Science from New York University in 2002.  Mr. Richard Xu is a registered trader with FINRA holding licenses for Series 7/55/63.

No family relationship exists among Mr. Simeo, Mr. Xu and any other directors or executive officers of the Company.

There are no arrangements or understandings between Mr. Simeo or Mr. Xu and any other persons pursuant to which they were selected as directors and officers of the Company. There are no transactions between the Company and Mr. Simeo or Mr. Xu that would require disclosure under Item 404(a) of Regulation S-K. .[Please confirm.]

ITEM 9.01.	EXHIBITS

(d)           Exhibits

Number               Description

10.1
Stock Purchase Agreement, dated as of August 15, 2008, by and among the Company, certain stockholders of the Company listed on Exhibit A thereto, Michael Jackson, in his capacity as the Sellers’ Representative and Viking Investments Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008.

SYNTHENOL, INC.
/s/ Richard Xu
Richard Xu President

EXHIBIT INDEX

Number	Description

10.1
Stock Purchase Agreement, dated as of August 15, 2008, by and among the Company, certain stockholders of the Company listed on Exhibit A thereto, Michael Jackson, in his capacity as the Sellers’ Representative and Viking Investments Group LLC.